Exhibit 10.2

THIRD AMENDMENT TO the CREDIT aGReement

This Third Amendment to the Credit Agreement ("Amendment") is dated as of June 29,  2017, between by and among GREEN PLAINS CATTLE COMPANY LLC (the "Borrower"),  the commercial, banking or financial institutions whose signatures appear on the signature pages hereof or which hereafter become parties to the Credit Agreement (as defined below) (and such commercial, banking or financial institutions are sometimes referred to hereinafter collectively as the "Lenders" and individually as a "Lender"), and BANK OF THE WEST and ING CAPITAL, LLC, as "Joint Administrative Agents").  Borrower, Lenders, and the Joint Administrative Agents agree as follows:

PRELIMINARY STATEMENT.  Borrower , Lenders, and the Joint Administrative Agents  entered into that certain Credit Agreement dated as of December 3, 2014 (that credit agreement as amended herein and by any and all other modifications or amendments thereto is hereinafter referred to as the "Credit Agreement"; the terms defined in the Credit Agreement are used herein as therein defined).  Borrower, Lenders, and the Joint Administrative Agents wish to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.01Amendment to Schedule 1.01(b) of the Credit Agreement.  Schedule 1.01(b) of the Credit Agreement is hereby amended and restated as attached to this Amendment.

Section 1.02Amendment to Section 1.01 of the Credit Agreement.  Section 1.01 of the Credit Agreement is hereby amended by adding or amending and restating the definitions of "Current Assets", "Current Liabilities", "OCI",  "Hedging Agreement", "Tangible Net Worth"  and "Value"  as follows:

“Current Assets”  shall mean the current assets of the Borrower as determined in accordance with generally accepted accounting principles less all amounts due from Affiliates, officers or employees (except for amounts owed by Affiliates in the ordinary course of business) plus the OCI.

"Current Liabilities" shall mean the current liabilities of the Borrower as determined in accordance with generally accepted accounting principles, including any negative cash balance on the Borrower's financial statement and Indebtedness for borrowed money under lines of credit with the Lenders used by the Borrower for working capital purposes.

"Hedging Agreement" shall mean any agreement to enable the Borrower to fix or limit or enable the Borrower to limit the market risk of holding Eligible Cattle in the cash or futures market.

"OCI" means the accumulated amount of other comprehensive income reflected as a loss, as set forth in the most recent Compliance Certificate, related to any Hedging Agreement with respect to Eligible Cattle, as such OCI may be adjusted by the Joint Administrative Agents from time to time.

"Tangible Net Worth" means the excess of the total assets of the Borrower over the total liabilities of the Borrower plus OCI, total assets and total liabilities each to be determined in accordance with GAAP consistent with those applied in the preparation of Borrower's opening balance sheet referred to in Section 5.05 excluding, however, from the determination of total assets:  (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles; (ii) treasury stock; (iii) securities that are not readily marketable; (iv) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement, or prepayment of capital stock; (v) any write up in the book value of any asset resulting from a revaluation thereof subsequent to the date first above written; and (vi) any items not included in clauses (i) through (v) above that are treated as intangibles in conformity with GAAP.

"Value" shall mean with respect to (i) Eligible Inventory consisting of feed, the bid for such Eligible Inventory from a prospective purchaser of such Eligible Inventory within the general location of Borrower, and Eligible Inventory consisting of veterinary supplies, at cost; (ii) Eligible Cattle, Eligible Protected Cattle, Eligible Hedged Cattle, and Customer Cattle, at the Joint Administrative Agent's sole discretion, either (x) the current weight of such cattle multiplied by the current market price, as quoted by Cattle Fax or another independent and reliable source acceptable to the Joint Administrative Agent, (y) at Cost-to-Finish, or (z) otherwise such value as determined by the Joint Administrative Agent; and (iii) Eligible Outside Cattle, at the Joint Administrative Agent's sole discretion, either (x) the current weight of such cattle multiplied by the current market price, as quoted by Cattle Fax or another independent and reliable source acceptable to the Joint Administrative Agent, or (y) at cost.

Section 1.03Amendment to Section 7.11 of the Credit Agreement.  Section 7.11 of the Credit Agreement is hereby amended and restated as follows:

7.11      Financial Covenants.

(a)        Tangible Net Worth.  Permit Tangible Net Worth plus Subordinated Debt as of the end of each fiscal quarter to be less than the sum of (i) twenty percent (20%) of the Revolving Commitment, and (ii) an amount equal to 50% of the net income after tax earned each fiscal year commencing with the fiscal year ending after December 31, 2017 (with no deduction for any net loss in any such fiscal year).

(b)        Working Capital.  Permit Working Capital as of the end of each fiscal quarter to be less than fifteen percent (15%) of the Revolving Commitment for the period of May 16, 2017 through July 30, 2017, commencing with fiscal quarter ending on or nearest to June 30, 2017 and for the period commencing July 31, 2017, commencing with the fiscal quarter ending on or nearest to September 30, 2017.

(c)        Total Debt to Tangible Net Worth.  Permit Total Debt to Tangible Net Worth, plus Subordinated Debt, as of the end of each fiscal quarter to be greater than 3.50 to 1.

Section 1.04Representations and Warranties of Borrower.

(a)         Borrower is duly organized, validly existing and in good standing under the laws of the State of its formation.

(b)         The execution, delivery and performance by Borrower  of this Amendment, the Notes and the Credit Agreement, as amended hereby, are within Borrower's powers, have been duly authorized by all necessary action, if necessary, and do not contravene Borrower's operating agreement, or any law or any contractual restriction binding on or affecting Borrower , as applicable, or result in, or require, the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the properties.

(c)         No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower  of this Amendment, the Notes and the Credit Agreement, as amended hereby.

(d)         This Amendment and the Credit Agreement, as amended hereby, constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

(e)         No event listed in Section 8.01 of the Credit Agreement has occurred and is continuing.

Section 1.05Effectiveness.  This Amendment shall become effective when the Joint Administrative Agents have received (a) counterparts of this Amendment duly executed by the Borrower; and (b) such other documents, actions or assurances as Lenders or the Joint Administrative Agents may reasonably request.

Section 1.06Reference to and Effect on the Credit Agreement.  Upon the effectiveness of Section 1.03 hereof:

(a)         On and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder" "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

(b)         Except as specifically amended by any prior amendments, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(c)         The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

Section 1.07Execution in Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

Section 1.08Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws (without giving effect to the conflicts of laws principles thereof) of the State of Nebraska.

Section 1.09Expenses.  The Borrower shall pay on demand all costs and expenses incurred by Lenders in connection with the preparation, execution, delivery, filing, and administration of this Amendment (including, without limitation, Attorneys’ Costs incurred in connection with the preparation of this Amendment and advising Lender as to its rights, and the cost of any credit verification reports or field examinations of the Borrower’ properties or books and records).  The Borrower's obligations to Lenders under this Section 1.07 shall survive termination of this Amendment and repayment of the Borrower’ Obligations to Lenders under the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GREEN PLAINS CATTLE COMPANY LLC

By:	/s/ Phil Boggs
Name:	Phil Boggs
Title:	VP Finance & Treasurer

BANK OF THE WEST, as Joint Administrative Agent

By:	/s/ Sidney Jordan
Name:	Sidney Jordan
Title:	Managing Director

BANK OF THE WEST, as Swingline Lender, and
Lender

By:	/s/ Charles Greenway
Name:	Charles Greenway
Title:	Vice President

ING CAPITAL LLC, as Joint Administrative Agent,
L/C Issuer, and Lender

By:	/s/ Bill Redmond
Name:	Bill Redmond
Title:	Managing Director

and

By:	/s/ Bennett Whitehurst
Name:	Bennett Whitehurst
Title:	Vice President

RABO AGRIFINANCE LLC, Lender

By:	/s/ Deborah Asberry-Chua
Name:	Deborah Asberry-Chua
Title:	Vice President

FARM CREDIT SERVICES OF AMERICA, Lender

By:	/s/ Judson Jesske
Name:	Judson Jesske
Title:	Vice President

UNITED FCS, PCA, d/b/a FCS COMMERCIAL
FINANCE GROUP, Lender

By:	/s/ Nee Ly
Name:	Nee Ly
Title:	Senior Analyst

BANK OF AMERICA, N.A., Lender

By:	/s/ Kory Clark
Name:	Kory Clark
Title:	Senior Vice President

AMERICAN AGCREDIT, PCA, Lender

By:	/s/ Kyle Lucas
Name:	Kyle Lucas
Title:	VP-Relationship Manager

INTRUST BANK, N.A., Lender

By:	/s/ Shawn Eidson
Name:	Shawn Eidson
Title:	Sr. Relationship Manager

AG COUNTRY FARM CREDIT SERVICES,
FLCA, Lender

By:	/s/ Nicole Schwartz
Name:	Nicole Schwartz
Title:	Vice President